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                                                                     EXHIBIT 5.1



                      [Letterhead of Potlatch Corporation]



                                            December 2, 1996


Potlatch Corporation
One Maritime Plaza
San Francisco, CA 94111


        SUBJECT:    Registration Statement on Form S-8
                    ----------------------------------

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by Potlatch Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the Potlatch Corporation Savings Plan for Hourly Employees (the "Savings Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Savings Plan, will be legally issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Ralph M. Davisson
                                            Vice President and General Counsel
                                            Potlatch Corporation